SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               ------------------


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 22, 1998




                       First Washington Realty Trust, Inc.
                          (Exact Name of Registrant as
                              Specified in Charter)




   Maryland                     0-25230                   52-1879972
(State or Other           (Commissioner File            (IRS Employer
Jurisdiction of                (Number)              Identification No.)
Incorporation)



                             4350 East-West Highway
                                    Suite 400
                               Bethesda, MD 20814
                              (Address of Principal
                               Executive Offices)


                                 (301) 907-7800
                             (Registrant's telephone
                          number, including area code)


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ITEM 5.  Other Events.

         Recently Enacted Legislation. The IRS Restructuring and Reform Act of 1998, which was signed into law on July 22, 1998, reduces the period that a non-corporate U.S. Holder must hold common stock in order to qualify for the reduced 20% capital gain rate from more than 18 months to more than one year. This change effectively eliminates the 28% capital gains rate, causing gains from the sale, redemption, retirement or other taxable disposition of common stock held by a non-corporate U.S. Holder for more than twelve months to be taxed at the more favorable 20% rate that formerly was available only to non-corporate U.S. Holders who held common stock for more than 18 months. This change is generally effective for shares of common stock sold or exchanged on or after January 1, 1998.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             First Washington Realty Trust, Inc.



                                              By:      /s/ Jeffrey S. Distenfeld
                                       Senior Vice President and General Counsel


Date:  July 28, 1998